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                                                                    Exhibit 23.5


                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of USN Communications, Inc.:

We consent to the incorporation by reference in this Registration Statement of ATX Telecommunications Services, Inc. on Form S-4 of our report dated March 9, 1998, relating to the consolidated financial statements of USN Communications, Inc. and subsidiaries for the year ended December 31, 1997, appearing in CoreComm Limited's Registration Statement on Form S-3 (File No. 333-90113). We also consent to the reference to us under the heading "Experts" which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Chicago, Illinois
August 15, 2000